Exhibit 1.2

FS CREDIT REAL ESTATE INCOME TRUST, INC.

Continuous Public Offering of Shares of Common Stock, $0.01 par value per share

FORM OF SELECTED DEALER AGREEMENT

Dated:

Ladies and Gentlemen:

Subject to the terms described herein below, FS Investment Solutions, LLC, as the dealer manager (“Dealer Manager”) for FS Credit Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), invites you (“Selected Dealer”) to participate in the distribution of shares of common stock of the Company, $0.01 par value per share, to be issued and sold to the public on a “best efforts” basis in any combination of Class D, Class M, Class I, Class T and Class S shares. The Class D, Class M, Class I, Class T and Class S shares will be sold at the offering prices as set forth in Section III hereof, which may be subject to change as set forth in the Registration Statement (defined below), which includes the Company’s prospectus, as amended or supplemented from time to time (the “Prospectus”). The term “Offered Shares” as used herein shall refer to any of the Class D, Class M, Class I, Class T and Class S shares permitted to be sold pursuant to the offering terms and conditions as set forth in the Prospectus. Class F and Class Y shares are only sold in the Company’s public offerings pursuant to the Company’s distribution reinvestment plan (“DRP”).

I. Dealer Manager Agreement

FS Real Estate Advisor, LLC, a Delaware limited liability company, is the investment adviser of the Company (the “Adviser”). The Dealer Manager has entered into an amended and restated dealer manager agreement with the Company and the Adviser to be dated on or around August 17, 2018, in the form attached hereto as Exhibit A (the “Dealer Manager Agreement”). Upon effectiveness of this Selected Dealer Agreement (this “Agreement”) pursuant to Section XIV below, you will become one of the Selected Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the representations, warranties and covenants contained in the Dealer Manager Agreement relating to the rights and obligations of a Selected Dealer, including, but not limited to, the provisions of Sections 2.5 and 4.3 regarding suspension of offers and sales of Offered Shares, Section 4.1 regarding solicitation of subscriptions of Offered Shares, Section 4.2 regarding regulatory compliance, Section 5, wherein each of the Selected Dealers severally agrees to indemnify and hold harmless the Company, the Adviser, the Dealer Manager and their respective officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 13 regarding submission of subscriptions for Offered Shares, and Section 14 regarding suitability of investors and compliance procedures for offers and sales of Offered Shares. Except as otherwise set forth herein, capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Dealer Manager Agreement. The Offered Shares are offered solely through broker-dealers who are members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and other properly licensed financial intermediaries.

Selected Dealer hereby agrees to use its best efforts to sell the Offered Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Selected Dealer an employee, agent, representative, or partner of the Dealer Manager, the Company or the Adviser, and Selected Dealer is not authorized to act for the Dealer Manager, the Company or the Adviser or to make any representations on their behalf except as set forth in the Prospectus and any sales literature or other materials prepared by the Company, the Adviser or the Dealer Manager, provided that the use of said sales literature and other materials has been approved for use by the Company in writing and all appropriate regulatory agencies (the “Authorized Sales Materials”).

As described in the Dealer Manager Agreement, the Company has filed one or more registration statements with the SEC that are listed on Schedule 1 to the Dealer Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the parties thereto. Any new Registration Statement will be added to Schedule 1 upon its initial effectiveness with the SEC. Each Registration Statement shall register an ongoing offering (each, an “Offering”) of Common Stock, which may consist of Class T, Class S, Class D, Class M, Class I, Class F and/or Class Y shares of Common Stock (the “Shares”).

Notwithstanding the foregoing, if any new Registration Statement is added to Schedule 1 to the Dealer Manager Agreement, the Dealer Manager will give Selected Dealer written notice of such addition. However, the addition or removal of Registration Statements from Schedule 1 to the Dealer Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Dealer Manager and Selected Dealer prior to such amendments to Schedule 1 to the Dealer Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another, during which time offers or sales may be made pursuant to either Registration Statement. In such event, the Dealer Manager shall (a) communicate to Selected Dealer details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide Selected Dealer with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.

In this Agreement, unless explicitly stated otherwise, the “Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Dealer Manager Agreement, as such Schedule 1 to the Dealer Manager Agreement may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, the “Offering” means, at any given time, an offering covered by a Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

II. Submission of Orders

Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a Subscription Agreement in the form attached as an Appendix to the Prospectus and to deliver to Selected Dealer such completed Subscription Agreement, together with a check, draft or wire (hereinafter referred to as a “Subscription Payment”) for the purchase price of the Offered Shares. Selected Dealer shall only offer to sell and accept completed Subscription Agreements and Subscription Payments for classes of Offered Shares that it is authorized to sell on Schedule 1 to this Agreement and in accordance with the offering terms and conditions as set forth in the Prospectus. Persons who purchase Offered Shares shall make their checks payable to “FS Credit Real Estate Income Trust.” Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares. Purchase orders which include a completed and executed Subscription Agreement in good order received by the Company at least five (5) business days prior to the first calendar day of the month (unless waived by the Dealer Manager or otherwise agreed to herein) will be executed as of the first calendar day of the month.

Selected Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions or for a class of Offered Shares that Selected Dealer is not authorized to sell on Schedule 1 of this Agreement, or for a sale of Offered Shares not meeting the offering terms and conditions of the Prospectus, shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of the second business day following receipt by Selected Dealer of such materials. Subscription Agreements and Subscription Payments received by Selected Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. If Selected Dealer instructs its customers to make its check for Offered Shares subscribed for payable directly to Selected Dealer, in which case Selected Dealer will collect the proceeds of the subscriber’s check and issue a check for the aggregate amount of the subscription proceeds made payable to the order of “FS Credit Real Estate Income Trust,” Selected Dealer represents that it is a “$250,000” broker dealer.

(a) If Selected Dealer conducts its internal supervisory review at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt by Selected Dealer, Selected Dealer will transmit the Subscription Agreements and Subscription Payment for deposit to the Company through its designated agent or directly to its designated agent.

(b) If Selected Dealer conducts its internal supervisory review at a different location (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by Selected Dealer to the Final Review Office by noon of the next business day following receipt by Selected Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payment for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Company or its designated agent.

Selected Dealer understands that the Company reserves the unconditional right to reject any order, in whole or in part, for any or no reason.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, Selected Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly to the Transfer Agent. Selected Dealer shall furnish with each delivery of Subscription Payments a list of the subscribers showing the name, U.S. address, tax identification number, state of residence, amount of Offered Shares subscribed for, and the amount of money paid.

III. Pricing

Except as otherwise provided in the Prospectus, the Offered Shares shall be offered to the public at a purchase price payable in cash equal to the Company’s transaction price (as described in the Prospectus and generally equal to the net asset value (“NAV”) per share applicable to the class of shares being purchased as of the end of the prior month) plus applicable Selling Commissions and Dealer Manager Fees. The Company will sell the Offered Shares on a monthly basis subject to the adjustments described in or otherwise provided in the Prospectus.

For stockholders who elect to participate in the DRP, the cash otherwise distributable to them will be invested in additional shares of the same class or classes held by the participating stockholder. The DRP Shares will be issued and sold to stockholders of the Company at a purchase price equal to the transaction price per share (before any applicable selling commissions and dealer manager fees) of the applicable class of shares on the date the distribution is payable. No selling commissions or dealer manager fees will be paid with respect to shares issued under the DRP. The Company will pay the plan administrator’s fees under the DRP.

There shall be a minimum initial purchase by any one purchaser of $5,000 in Class D, Class M, Class T and Class S Offered Shares and of $1,000,000 for Class I Offered Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Company to the Dealer Manager). Additional purchases of Offered Shares shall be in increments of $500 per transaction, except for purchases made pursuant to the DRP, as described in the Prospectus. Any minimum purchase amount may be waived in the discretion of the Company’s board or the Adviser.

The Offered Shares are nonassessable. Selected Dealer hereby agrees to place any order for the full purchase price except as otherwise provided in the Prospectus.

IV. Selected Dealer’s Compensation

Except as described in the Prospectus and except as set forth in Schedule I to this Agreement, Selected Dealer’s selling commission applicable to the Offered Shares sold by Selected Dealer which it is authorized to sell pursuant to the offering terms and conditions of the Prospectus is up to 3.0% of the transaction price of Class T Offered Shares and up to 3.5% of the transaction price of the Class S Offered Shares sold by it and accepted and confirmed by the

Company, which commission will be paid by the Dealer Manager (the “Upfront Selling Commissions”). For these purposes, a “sale of Offered Shares” shall occur if, and only if, a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the Upfront Selling Commission to the Dealer Manager in connection with such transaction.

In addition, the Dealer Manager may reallow all or a portion of a dealer manager fee (the “Dealer Manager Fee”) of up to 0.5% of the transaction price of Class T Offered Shares to Selected Dealer as marketing fees or to defray other distribution-related expenses, which reallowance, if any, shall be determined by the Dealer Manager in its sole discretion based on factors including, but not limited to, the number of shares sold by Selected Dealer, the assistance of Selected Dealer in marketing the offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to selected broker-dealers in similar offerings being conducted during the Offering. Such reallowance shall be described in Schedule 1 to this Agreement.

No Dealer Manager Fees will be payable to Selected Dealer with respect to Offered Shares sold to any “benefit plan investor” as that term is defined in ERISA § 3(42), 29 U.S.C. § 1003(42); provided, however, it is the sole responsibility of Selected Dealer to ensure no Dealer Manager Fee is received on behalf of such Offered Shares and the Dealer Manager and Company are not liable for any Dealer Manager Fees paid with respect to Offered Shares sold to any “benefit plan investor.”

In addition to the Upfront Selling Commissions and Dealer Manager Fees described above, the Dealer Manager will receive stockholder servicing fees (the “Stockholder Servicing Fee”) of up to 0.30%, 0.30%, 0.85% and 0.85% per annum of the aggregate net asset value (“NAV”) of the outstanding Class D, Class M, Class T and Class S Offered Shares, respectively; provided that the Stockholder Servicing Fee for Class T Offered Shares will be comprised of an advisor Stockholder Servicing Fee of 0.65% per annum, and a dealer Stockholder Servicing Fee of 0.20% per annum, of the aggregate NAV for the Class T shares (or as otherwise agreed to herein, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares). Tracking and reporting to Selected Dealer of the payments of Stockholder Servicing Fees paid for Class T Offered Shares between the advisor Stockholder Servicing Fee and dealer Stockholder Servicing Fee will be made by the Dealer Manager or its Transfer Agent on a best efforts basis. The Stockholder Servicing Fee will accrue daily and be payable to the Dealer Manager on a monthly basis and in accordance with the offering terms and conditions as set forth in the Prospectus. All Stockholder Servicing Fees payable with respect to the Class D, Class M, Class T and Class S Offered Shares will cease in accordance with the offering terms and conditions as set forth in the Prospectus. As set forth in the Prospectus, the Dealer Manager, in its sole discretion, may reallow all or a portion of the Stockholder Servicing Fee with respect to the Offered Shares to Selected Dealer. Such reallowance shall be described in Schedule 1 to this Agreement and the payment of the Stockholder Servicing Fee is subject to the additional terms set forth in Schedule 1 to this Agreement.

Further, as set forth in the Prospectus, the Class D, Class M, Class T and Class S Offered Shares will automatically convert to Class I subject to and upon the satisfaction of certain conditions as described in the Prospectus.

Selected Dealer hereby waives any and all rights to receive payment of the Upfront Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees due until such time as the Dealer Manager is in receipt of such Upfront Selling Commissions, Dealer Manager Fees and Stockholder Servicing from the Company. Selected Dealer affirms that the Dealer Manager’s liability for Upfront Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees payable is limited solely to the proceeds receivable associated therewith.

Selected Dealer hereby acknowledges that the Company may reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) legal counsel to the Dealer Manager; (b) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (c) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Company, industry sponsored conferences and informational seminars; and (d) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Company that would cause the total underwriting compensation paid in connection with the Offering to exceed 10.0% of the gross proceeds from the sale of the primary Offered Shares, excluding reimbursement of bona fide due diligence expenses.

Selected Dealer acknowledges and agrees that no commissions, payments or amount whatsoever will be paid to Selected Dealer in respect of the purchase of Offered Shares by a Selected Dealer (or its registered representative), in its individual capacity, or by a retirement plan of such Selected Dealer (or its registered representative), or by an officer, director or employee of the Company, the Adviser or their respective affiliates.

The parties hereby agree that the foregoing underwriting compensation, including the Upfront Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Offered Shares, that Selected Dealer’s interest in the offering is limited to such compensation from the Dealer Manager and Selected Dealer’s indemnity referred to in Section 5 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such Upfront Selling Commissions, Dealer Manager Fees or Stockholder Servicing Fees to Selected Dealer. In addition, as set forth in the Prospectus, the Dealer Manager may reimburse Selected Dealers for bona fide accountable due diligence expenses incurred by such Selected Dealers. Selected Dealer shall provide a detailed and itemized invoice for any such due diligence expenses.

V. Representatives, Warranties and Covenants of Selected Dealer

In addition to the representations and warranties found elsewhere in this Agreement, Selected Dealer represents, warrants and agrees that:

(i) It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Selected Dealer is organized.

(ii) It is empowered under applicable laws and by Selected Dealer’s organizational documents to enter into this Agreement and perform all activities and services of Selected Dealer provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Selected Dealer’s ability to perform under this Agreement.

(iii) The execution, delivery, and performance of this Agreement, the incurrence of the obligations set forth herein, and the consummation of the transactions contemplated herein, including the issuance and sale of Offered Shares, will not constitute a breach of, or default under, any agreement or instrument by which Selected Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iv) All requisite actions have been taken to authorize Selected Dealer to enter into and perform this Agreement.

(v) It shall notify Dealer Manager, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to the Offered Shares offered hereunder against Selected Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls Selected Dealer, within the meaning of Section 15 of the Securities Act.

(vi) Selected Dealer will not sell or distribute Offered Shares or otherwise make any such Offered Shares available in any jurisdiction outside of the United States unless Selected Dealer receives prior written consent from Dealer Manager.

(vii) Selected Dealer acknowledges that the Dealer Manager will enter into similar agreements with other broker-dealers, which does not require the consent of Selected Dealer.

VI. Payment

Payments of any Upfront Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees will be made by the Dealer Manager (or by the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to Selected Dealer within 60 days of the receipt by the Dealer Manager of the gross Upfront Selling Commission, Dealer Manager Fee or Stockholder Servicing Fee payments, as applicable, from the Company.

Selected Dealer, in its sole discretion, may authorize Dealer Manager (or the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to deposit Upfront Selling Commissions, Dealer Manager Fees, Stockholder Servicing Fees and other payments due to it pursuant to this Agreement directly to its bank account. If Selected Dealer so elects, Selected Dealer shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

VII. Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order, in whole or in part, for any or no reason. Orders not accompanied by a Subscription Agreement and executed signature page thereto and the required Subscription Payment for the Offered Shares may be rejected. Issuance and delivery of the Offered Shares will be made only after actual receipt of payment therefor. If any Subscription Payment is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Offered Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice.

In the event an order is rejected, canceled or rescinded for any reason, Selected Dealer agrees to return to the Dealer Manager within 30 days thereafter any Upfront Selling Commission or Dealer Manager Fee theretofore paid with respect to such order, and, if Selected Dealer fails to so return any such Upfront Selling Commission or Dealer Manager Fee, the Dealer Manager shall have the right to offset amounts owed against future Upfront Selling Commissions, Dealer Manager Fees or Stockholder Servicing Fees due and otherwise payable to Selected Dealer.

VIII. Prospectus and Authorized Sales Materials

Selected Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Offered Shares except as set forth in the Prospectus and the Authorized Sales Materials. The Dealer Manager will supply Selected Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors, and Selected Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Offered Shares to an investor. Selected Dealer agrees that it will not send or give any supplements to the Prospectus, any amended Prospectus or any Authorized Sales Materials to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such Prospectus supplement, amended Prospectus or Authorized Sales Materials. Selected Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only”, “financial advisor use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Offered Shares to members of the public. Selected Dealer agrees that it will not use in connection with the offer or sale of Offered Shares any materials or writings which have not been previously approved by the Company in writing other than the Prospectus and the Authorized Sales Materials. Selected Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Selected Dealer will deliver a Prospectus in transactions in the Offered Shares for a period of 90 days from the Effective Date of the Registration Statement or such longer period as may be required by the Exchange Act. Selected Dealer agrees to comply with all the applicable requirements under the Securities Act, the Exchange Act, the rules and regulations of the SEC promulgated under the Securities Act and the Exchange Act, including Regulation Best Interest, conduct rules of FINRA or its predecessor, the National Association of Securities Dealers, Inc., and any other foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling Offered Shares.

IX. License and Association Membership

Selected Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Selected Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Offered Shares under federal and state securities laws and regulations in all states where it offers or sells Offered Shares, and that it is a member in good standing of FINRA. Selected Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 3 to this Agreement. Selected Dealer represents and warrants that it is its sole responsibility to ensure that its representatives are properly registered and licensed as required by any applicable law, rule or regulation. This Agreement shall automatically terminate if Selected Dealer ceases to be a member in good standing of FINRA or with the securities commission of the state in which Selected Dealer’s principal office is located. Selected Dealer agrees to notify the Dealer Manager immediately if Selected Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Selected Dealer is currently registered or licensed, or in the case of a foreign dealer, so to conform. Selected Dealer also hereby agrees to abide by the conduct rules set forth in the FINRA rulebook (“FINRA Rules”), including, without limitation, FINRA Rules 2040, 2090, 2111, 2310, 5110 and 5141 and NASD Rule 2340.

X. Anti-Money Laundering Compliance Programs

Selected Dealer’s acceptance of this Dealer Agreement constitutes a representation to the Company and the Dealer Manager that Selected Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, U.S. Securities and Exchange Commission (the “SEC”) Rules (the “Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Offered Shares. In addition, Selected Dealer represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Dealer Manager at any time, Selected Dealer hereby agrees to (i) furnish a written copy of its AML Program and OFAC Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with Selected Dealer’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of FINRA Rules, the investors who purchase Offered Shares through Selected Dealer are “customers” of Selected Dealer and not the Dealer Manager. Nonetheless, to the extent that the Dealer Manager deems it prudent, Selected Dealer shall cooperate with the Dealer Manager’s reasonable requests for information, records and data related to the Company’s stockholders introduced to, and serviced by, Selected Dealer (the “Customers”). Notwithstanding the foregoing, Selected Dealer shall not be required to provide to the Dealer Manager any documentation that, in Selected Dealer’s reasonable judgment, would cause Selected Dealer to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. Selected Dealer hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. Selected Dealer hereby agrees, upon request by the Dealer Manager to (A) provide an annual certification to Dealer Manager that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements; (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act; and (B) perform and carry out, on behalf of both the Dealer Manager and the Company, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

XI. Limitation of Offer; Suitability

Selected Dealer will offer Offered Shares only to persons who meet the respective suitability standards for each of the Class D, Class M, Class T, Class S and Class I Offered Shares, as applicable, set forth in the Prospectus and in accordance with the offering and conditions contained therein (including the categories of eligible purchasers for each share class as described in the Prospectus), or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing that the Offered Shares are qualified for sale or that such qualification is not required. Offered Shares are available for purchase by persons meeting the suitability standards described in the Prospectus. Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), Selected Dealer represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both Selected Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Offered Shares, Selected Dealer will comply with the provisions of Regulation Best Interest, FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

Selected Dealer further represents, warrants and covenants that neither Selected Dealer, nor any person associated with Selected Dealer, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Prospectus, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules. Selected Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, Selected Dealer, or a person associated with Selected Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Company) concerning his age, investment objectives, investment experience, income, net worth, other investments, financial situation and needs, and any other information known to Selected Dealer, or person associated with Selected Dealer, that (i) the investor can reasonably benefit from an investment in the Offered Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation, and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his entire investment in the Offered Shares, (C) the lack of liquidity of the Offered Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Company, and (E) the tax consequences of an investment in the Offered Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Offered Shares or by the beneficiary of such fiduciary account. Selected Dealer further represents, warrants and covenants that Selected Dealer, or a person associated with Selected Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Offered Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Offered Shares pursuant to a subscription solicited by Selected Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Selected Dealer agrees to retain such documents and records in Selected Dealer’s records for a period of six years from the date of the applicable sale of Offered Shares, to otherwise comply with the record keeping requirements provided in Section XII below and to make such documents and records available to (i) the Dealer Manager and the Company upon request, and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon Selected Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Selected Dealer further represents, warrants and covenants that it will notify Dealer Manager in writing if an investment in the Offered Shares becomes no longer suitable or appropriate for a proposed investor prior to the acceptance of the order by the Company. Selected Dealer shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of Selected Dealer’s customer and his or her signature on a Subscription Agreement.

XII. Due Diligence; Adequate Disclosure

Prior to offering the Offered Shares for sale, Selected Dealer shall have conducted an inquiry (the “Diligence Review”) such that Selected Dealer has reasonable grounds to believe, based on information made available to Selected Dealer by the Company or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Offered Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, Selected Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (i) items of compensation; (ii) tax aspects; (iii) financial stability and experience of the Company and its Adviser; (iv) conflicts and risk factors; and (v) other pertinent reports. Notwithstanding the foregoing, Selected Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another Selected Dealer, provided that: (i) such Selected Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such other Selected Dealer; (ii) the results of the inquiry were provided to Selected Dealer with the consent of the other Selected Dealer conducting or directing the inquiry; and (iii) no Selected Dealer that participated in the inquiry is an affiliate of the Company or its Adviser. Prior to the sale of the Offered Shares, Selected Dealer shall inform each prospective purchaser of Offered

Shares of pertinent facts relating to the Offered Shares including specifically the lack of liquidity and lack of marketability of the Offered Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Company or the Adviser except as set forth in the Prospectus and any Authorized Sales Materials.

XIII. Compliance with Record Keeping Requirements

Selected Dealer agrees to comply with the record-keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Selected Dealer further agrees to keep such records with respect to each customer who purchases Offered Shares, his or her suitability and the amount of Offered Shares sold, and to retain such records for such period of time as may be required by the SEC, any state securities commission, FINRA, the North American Securities Administrators Association, Inc. (“NASAA”) or the Company. Selected Dealer acknowledges that the record-keeping requirements described herein belong to the Selected Dealer exclusively; the Selected Dealer may not rely on the Dealer Manager for compliance with Rules 17a-3 and 17a-4 promulgated under the Exchange Act.

XIV. Customer Complaints

Each party hereby agrees to provide to the other party copies of any written or otherwise documented customer complaints received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Offered Shares are offered by the Dealer Manager or Selected Dealer), the Offered Shares or the Company.

XV. Effective Date

This Agreement will become effective upon the last date it is signed by either party hereto. Upon effectiveness of this Agreement, all offers and sales of Offered Shares by Selected Dealer will be made pursuant to this Agreement exclusively and not through any prior agreement between Selected Dealer and the Dealer Manager, if any.

XVI. Termination; Survival; Amendment

Selected Dealer will immediately suspend or terminate its offer and sale of Offered Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Offered Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice, which termination shall be effective 48 hours after such notice is given. This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to Selected Dealer, and any such amendment shall be deemed accepted by Selected Dealer upon placing an order for sale of Offered Shares after it has received such notice.

The respective agreements and obligations of Selected Dealer and the Dealer Manager set forth in Articles I, IV, V, VII, VIII, X, XII, XIII, XIV, XVI, XVII, XVIII, XIX, XX, XXI, XXIII, XXIV and XXVII of this Agreement and Section 5 of the Dealer Manager Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

Notwithstanding the termination of this Agreement or the payment of any amount to Selected Dealer, Selected Dealer agrees to pay Selected Dealer’s proportionate share of any claim, demand or liability asserted against Selected Dealer and the other Selected Dealers on the basis that the Selected Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case Selected Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

XVII. Privacy Laws

The Dealer Manager and Selected Dealer (each referred to individually in this section as a “party”) agree as follows:

(a) Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P; (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b) Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c) Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XVIII. Selected Dealer’s Undertaking to Not Facilitate a Secondary Market in the Offered Shares

Selected Dealer acknowledges that there is no public trading market for the Offered Shares and that there are limits on the ownership, transferability and repurchase of the Offered Shares, which significantly limit the liquidity of an investment in the Offered Shares. Selected Dealer also acknowledges that the Company’s Share Repurchase Plan (the “Plan”) provides only a limited opportunity for investors to have their Offered Shares purchased by the Company and that the Company’s board may, in its sole discretion, amend, suspend, or terminate the Plan at any time in accordance with the terms of the Plan. Selected Dealer hereby agrees that so long as the Company is offering the Offered Shares under a Registration Statement filed with the SEC and the Company has not listed the Shares on a national securities exchange, Selected Dealer will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Offered Shares without the prior written approval of the Dealer Manager.

XIX. Electronic Signatures and Electronic Delivery of Documents

If Selected Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Selected Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC, FINRA and NASAA including, as applicable, the NASAA Statement of Policy Regarding Use of Electronic Offering Documents And Electronic Signatures, adopted May 8, 2017, as amended (collectively, “Electronic Signature Law”)), to the extent the Company allows the use of Electronic Signature, in whole or in part, Selected Dealer represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; (iii) Selected Dealer will comply with all applicable the terms of the Electronic Signature Law; and (iv) Selected Dealer agrees to the Electronic Signature Use Indemnity Agreement attached as Exhibit B hereto.

If Selected Dealer intends to use electronic delivery to distribute the Prospectus or other documents related to the Fund to any Person, Selected Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA, NASAA and individual state securities administrators and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. In particular, and without limitation, Selected Dealer shall comply with the requirement under certain Statements of Policy adopted by NASAA that a sale of Offered Shares shall not be completed until at least five business days after the Prospectus has been delivered to the investor. Selected Dealer shall obtain and document its receipt of the informed consent to receive documents electronically of persons, which documentation shall be maintained by Selected Dealer and made available to the Company and/or the Dealer Manager upon request.

XX. Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to FS Investment Solutions, LLC, 201 Rouse Boulevard, Philadelphia, PA 19112, and to Selected Dealer when emailed to the email address or mailed to the address specified by Selected Dealer below.

XXI. Attorneys’ Fees; Applicable Law and Venue

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of Delaware applicable to contracts formed and to be formed entirely within the State of Delaware, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction; provided, however, that the governing law for causes of action for violations of federal or state securities law shall be governed by the applicable federal or state securities law. Venue for any action (including arbitration) shall lie exclusively in Philadelphia, Pennsylvania.

XXII. Successors and Assigns

Selected Dealer shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Dealer Manager. This Agreement shall be binding upon the Dealer Manager and Selected Dealer and their respective successors and permitted assigns.

XXIII. Arbitration

In the event of a dispute concerning any provision of this Agreement (including any provisions of the Dealer Manager Agreement incorporated into this Agreement), either party may require the dispute to be submitted to binding arbitration, conducted on a confidential basis, under the then current commercial arbitration rules of FINRA or the American Arbitration Association (at the discretion of the party requesting arbitration) in accordance with the terms of this Agreement (including the governing law provisions of this section) and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the Philadelphia FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration. Except as provided otherwise in Section 5 of the Dealer Manager Agreement, in any action or arbitration to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. Each party to this Agreement hereby waives a trial by jury in any legal action or proceeding relating to this Agreement.

XXIV. Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

XXV. Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, which delivery may be made by exchange of copies of the signature page by facsimile transmission.

XXVI. No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute Selected Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company or the other Selected Dealers; instead, this Agreement shall only constitute Selected Dealer as a dealer authorized by the Dealer Manager to sell the Offered Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

XXVII. Confidentiality

Dealer Manager, the Company, Franklin Square Holdings, L.P. (“FSH”) or one of their affiliates or employees, agents or advisers (“Representatives”) (all such entities and persons, collectively, the “FS Entities”) may have provided and will furnish to Selected Dealer or its affiliates or Representatives with certain information that is either non-public, confidential or proprietary in nature in order to enable Selected Dealer to perform a diligence review. This information furnished to Selected Dealer or its affiliates or Representatives, including the terms and conditions of any agreements entered into between Selected Dealer or its affiliates and any FS Entity, together with analyses, compilations, forecasts, studies or other documents prepared by Selected Dealer or its affiliates or Representatives which contain or otherwise reflect such information is hereinafter referred to as the “Information.” The term Information shall not include such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by Selected Dealer or its affiliates or Representatives in violation of this Agreement, or (ii) become available to Selected Dealer on a non-confidential basis from a source other than an FS Entity that has a bona fide right to do so and which is not subject to any obligation to keep such information confidential. In consideration of the FS Entities furnishing Selected Dealer or its affiliates or Representatives with the Information, Selected Dealer agrees that:

(a) The Information will be kept confidential and shall not, without FSH’s prior written consent, be disseminated or disclosed by Selected Dealer or its affiliates or Representatives, in any manner whatsoever, in whole or in part, and shall not be used by Selected Dealer or its affiliates or Representatives, other than in connection with performing the diligence review contemplated by Section XI of this Agreement. Moreover, Selected Dealer agrees to reveal the Information only to such of its affiliates or Representatives who need to know the Information for the purpose of performing the diligence review contemplated by Section XI of this Agreement, who are informed by Selected Dealer of the confidential nature of the Information and who agree to act in accordance with the terms and conditions of this Section XXV.

(b) All copies of the Information will be returned to FSH or destroyed upon FSH’s request.

(c) In the event that Selected Dealer or any of its affiliates or Representatives are requested or required (by oral questions, depositions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any of the Information, Selected Dealer will provide FSH with prompt written notice so that any of the FS Entities may seek a protective order, other appropriate remedy or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that FSH waives compliance with the provisions of this Agreement, Selected Dealer shall disclose such Information without liability hereunder; provided, however, that Selected Dealer will furnish only that portion of the Information which, in the opinion of its counsel, Selected Dealer is compelled to disclose and will not oppose any action by FSH to obtain reliable assurance that confidential treatment will be accorded the Information. Selected Dealer further agrees to exercise its reasonable efforts to otherwise preserve the confidentiality of the Information. Upon reasonable notice, Selected Dealer further agrees to cooperate with the FS Entities in obtaining a protective order or other appropriate remedy.

(d) In no event shall any of the FS Entities be liable for any losses, damages, claims or expenses incurred or actions undertaken by Selected Dealer or its affiliates or Representatives as a result of their receipt of the Information or their use thereof. Selected Dealer agrees that the Information is and shall remain the property of FSH and that none of the FS Entities has granted Selected Dealer or its affiliates or Representatives any license, copyright, or similar right with respect to any of the Information.

(e) Selected Dealer hereby acknowledges that Selected Dealer is aware, and that Selected Dealer will advise its affiliates or Representatives who have been provided with Information, that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Selected Dealer further acknowledges that some or all of the Information is or may be price-sensitive information and that the use of such Information may be regulated or prohibited by applicable legislation relating to insider dealing and Selected Dealer undertakes, on behalf of itself and its Representatives, not to use any Information for any unlawful purpose.

(f) FSH has the right to enforce this Section XXV as a third-party beneficiary.

XXVIII. Optional Platform Services for Processing of Orders

The Company may enter into an agreement with Alternative Investment Exchange, LLC (“AIX”) to permit the use of certain platform services in connection with the Offering. Selected Dealer hereby acknowledges that, if the Company has entered into such agreement with AIX, Selected Dealer may at its own expense utilize such platform services pursuant to a separate agreement between Selected Dealer and AIX. Selected Dealer is not obligated to use the AIX platform even if the Company has entered into an agreement with AIX.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

“DEALER MANAGER”

FS INVESTMENT SOLUTIONS, LLC

By:
President

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1. Identity of Selected Dealer:

Full Legal Name:

(to be completed by Selected Dealer)

Type of Entity:

(to be completed by Selected Dealer)

Organized in the State of:

(to be completed by Selected Dealer)

Tax Identification Number:

(to be completed by Selected Dealer)

FINRA/CRD Number:

(to be completed by Selected Dealer)

2. Any notice under this Agreement will be deemed given pursuant to Section XXII hereof when delivered to Selected Dealer as follows:

Company Name:

Attention to:
(Name)

(Title)

Street Address:

City, State and Zip Code:

Telephone No.:	( )

Facsimile No.:	( )

Email Address:

Accepted and agreed as of the date below:

“SELECTED DEALER”

(Print Name of Selected Dealer)

By:

Name:

Title:

Date:

SCHEDULE 1

TO

SELECTED DEALER AGREEMENT WITH

FS INVESTMENT SOLUTIONS, LLC (“DEALER MANAGER”)

NAME OF ISSUER:	FS CREDIT REAL ESTATE INCOME TRUST, INC.

NAME OF SELECTED DEALER:

SCHEDULE TO AGREEMENT DATED:

Selected Dealer is hereby authorized to sell the following classes of Offered Shares (check all that apply) to the extent the Corporation is issuing and selling such class of Offered Shares:

❑	Class D	❑	Class M	❑	Class T	❑	Class S	❑	Class I

Upfront Selling Commission

Selected Dealer’s aggregate Upfront Selling Commission applicable to the total number of Offered Shares sold by Selected Dealer and confirmed by the Company will be the percentage of the transaction price for such Offered Shares set forth below:

Class T Shares: 3.0%

Class S Shares: 3.5%

Dealer Manager Fee

Selected Dealer’s Dealer Manager Fee applicable to the total number of Offered Shares sold by Selected Dealer and confirmed by the Company will be the percentage of the transaction price for such Offered Shares set forth below:

Class T Shares: 0.5%

Stockholder Servicing Fee

Selected Dealer’s annual Stockholder Servicing Fee applicable to the total number of Offered Shares sold by Selected Dealer and confirmed by the Company will be the percentage of the aggregate NAV for such Offered Shares set forth below:

Class D Shares: 0.30%

Class M Shares: 0.30%

Class S Shares: 0.85%

Class T Shares: 0.85% (0.65% advisor / 0.20% dealer unless otherwise noted below)

Class T Stockholder Servicing Fee Split Reporting Request (optional)*

0.65% advisor / 0.20% dealer
0.68% advisor / 0.17% dealer
Other

*Reporting made available through IDC (as referenced in schedule 2) and will be provided to Select Dealer on a best efforts basis.

Class T/Class S All in Sales Charge Cap*

8.75%
7.25%
Other

*Stockholder servicing fees will cease to be paid upon total underwriting compensation reaching such cap and shares will convert to Class I.

Terms and Conditions of the Stockholder Servicing Fees

The payment of the Stockholder Servicing Fee to Selected Dealer is subject to terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time. If Selected Dealer elects to sell Class T shares, Class S shares, Class M shares and/or Class D shares, eligibility to receive the Stockholder Servicing Fee with respect to the Class T shares, Class S shares, Class M shares and/or Class D shares, as applicable, sold by Selected Dealer is conditioned upon Selected Dealer acting as broker-dealer of record with respect to such Shares and complying with the requirements set forth below, including providing stockholder and account maintenance services with respect to such Shares. For the avoidance of doubt, such services are non-distribution services, other than those primarily intended to result in the sale of Shares.

(i) the existence of an effective Selected Dealer Agreement or ongoing Servicing Agreement between the Dealer Manager and Selected Dealer, and

(ii) the provision of the following services with respect to the Class T shares, Class S shares, Class M shares and/or Class D shares, as applicable, by Selected Dealer:

1.	assistance with recordkeeping, including maintaining records for and on behalf of Selected Dealer’s customers reflecting transactions and balances of Shares owned,

2.	answering investor inquiries regarding the Company, including distribution payments and reinvestments,

3.	helping investors understand their investments upon their request, and

4.	Share repurchase requests.

In connection with this provision, Selected Dealer agrees to reasonably cooperate to provide certification to the Company, the Dealer Manager, and its agents (including its auditors) confirming the provision of services to each particular class of stockholders upon reasonable request.

Selected Dealer hereby represents by its acceptance of each payment of the Stockholder Servicing Fee that it complies with each of the above requirements and is providing the above-described services.

Subject to the conditions described herein, the Dealer Manager will reallow to Selected Dealer the Stockholder Servicing Fee in an amount described above, on Class T shares, Class S shares, Class M shares or Class D shares, as applicable, sold by Selected Dealer. To the extent payable, the Stockholder Servicing Fee will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the Stockholder Servicing Fee, Selected Dealer’s compliance with the listed conditions, and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.

Notwithstanding the foregoing, subject to the terms of the Prospectus, at such time as Selected Dealer is no longer the broker-dealer of record with respect to such Class T, Class S, Class M shares or Class D shares or Selected Dealer no longer satisfies any or all of the conditions set forth above, then Selected Dealer’s entitlement to the Stockholder Servicing Fees related to such Class T, Class S, Class M shares and/or Class D shares, as applicable, shall cease in, and Selected Dealer shall not receive the Stockholder Servicing Fee for, that month or any portion thereof (i.e., Stockholder Servicing Fees are payable with respect to an entire month without any proration). Broker-dealer transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Stockholder Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class T, Class S, Class M shares and/or Class D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. Selected Dealer is not entitled to any Stockholder Servicing Fee with respect to Class I shares. The Dealer Manager may also reallow some or all of the Stockholder Servicing Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Schedule 1 to be executed as of the date first written above.

“DEALER MANAGER”	“SELECTED DEALER”

FS INVESTMENT SOLUTIONS, LLC	:
(Print Name of Selected Dealer)

By:	By:
President	Name:
Title:

SCHEDULE 2

TO

SELECTED DEALER AGREEMENT WITH

FS INVESTMENT SOLUTIONS, LLC (“DEALER MANAGER”)

NAME OF ISSUER:	FS CREDIT REAL ESTATE INCOME TRUST, INC.

NAME OF SELECTED DEALER:

SCHEDULE TO AGREEMENT DATED:

Selected Dealer hereby authorizes the Dealer Manager or its agent to deposit Upfront Selling Commissions, Dealer Manager Fees, Stockholder Servicing Fees and other payments due to it pursuant to this Selected Dealer Agreement to its bank account specified below. This authority will remain in force until Selected Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Selected Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Selected Dealer for an amount not to exceed the amount of the erroneous deposit. Instructions provided pursuant to this Schedule 2 will supersede the instructions provided by Selected Dealer with respect to all other funds sponsored by FS Investments.

☐	ACH	☐	Wire

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“SELECTED DEALER”

(Print Name of Selected Dealer/Beneficiary)

By:
Name:
Title:
Date:

For direct access to commission information, including support and allocation, please enroll in DST Internet Dealer Commissions (IDC). IDC allows a Selected Dealer to obtain commission statements at any time following the processing period. Please log on to www.DSTIDC.com to request access to reporting for all FS Investments investments. For further assistance, call the DST IDC team at 1-800-214-2101 or email commissions@dstsystems.com.

SCHEDULE 3

TO

SELECTED DEALER AGREEMENT WITH

FS INVESTMENT SOLUTIONS, LLC

Selected Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Montana
☐	Alaska	☐	Nebraska
☐	Arizona	☐	Nevada
☐	Arkansas	☐	New Hampshire
☐	California	☐	New Jersey
☐	Colorado	☐	New Mexico
☐	Connecticut	☐	New York
☐	Delaware	☐	North Carolina
☐	District of Columbia	☐	North Dakota
☐	Florida	☐	Ohio
☐	Georgia	☐	Oklahoma
☐	Guam	☐	Oregon
☐	Hawaii	☐	Pennsylvania
☐	Idaho	☐	Puerto Rico
☐	Illinois	☐	Rhode Island
☐	Indiana	☐	South Carolina
☐	Iowa	☐	South Dakota
☐	Kansas	☐	Tennessee
☐	Kentucky	☐	Texas
☐	Louisiana	☐	U.S. Virgin Islands
☐	Maine	☐	Utah
☐	Maryland	☐	Vermont
☐	Massachusetts	☐	Virginia
☐	Michigan	☐	Washington
☐	Minnesota	☐	West Virginia
☐	Mississippi	☐	Wisconsin
☐	Missouri	☐	Wyoming

EXHIBIT A

DEALER MANAGER AGREEMENT

EXHIBIT B

ELECTIONIC SIGNATURE USE INDEMNITY AGREEMENT

Selected Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section XIX hereof). In consideration of the Company allowing Selected Dealer and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selected Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with Selected Dealer’s representations or covenants set forth in Section XIX hereof or the representations described below.

Selected Dealer represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section XIX of the Selected Dealer Agreement. Selected Dealer represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Selected Dealer’s client given with such client’s prior authorization and consent. Selected Dealer represents that the Company may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Selected Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Selected Dealer’s client received all disclosures required by applicable Electronic Signature Law. Selected Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.